UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):
October 28, 2015

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

1901 Churn Creek Road
Redding, California 96002
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (530) 722-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On October 28, 2015, Redding Bank of Commerce (“RBC”), Redding, California, a wholly owned subsidiary of Bank of Commerce Holdings, entered into a Purchase and Assumption Agreement (the “P&A Agreement”) with Bank of America, National Association (“B of A”). Under the terms of the P&A Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference, RBC will acquire five (5) branches of B of A located in California. RBC anticipates that it will acquire approximately $258 million of deposits and $421 thousand in loans in the transaction.

Consummation of the transaction is subject to standard conditions, including receipt of applicable regulatory approvals. For information regarding the terms of the proposed transaction, reference is made to the press release dated October 28, 2015, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 28, 2015.
10.1	Purchase and Assumption Agreement between Bank of America, National Association and Redding Bank of Commerce, dated October 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2015

/s/ James A. Sundquist
By: James A. Sundquist
Executive Vice President - Chief Financial Officer

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